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                                   Exhibit 10

                              LETTER OF EMPLOYMENT


This Letter of Employment effective November 1, 1999, by and between Northstar Health Services, Inc. (NSHS), 665 Philadelphia Street, Indiana, Pennsylvania 15701, and James R. Martin, CPA, 309 Tulip Drive, Indiana, Pennsylvania 15701
(JRM) is inclusive of the following terms and conditions:

OFFICE AND SCOPE OF DUTIES

JRM will be employed as the Executive Vice President and Chief Financial Officer of NSHS and shall report directly to the Chief Executive Officer, unless otherwise agreed to by JRM. JRM will perform the duties customarily attributed to the Office of Chief Financial Officer under the direction of the CEO and the guidelines of the Bylaws of the company. JRM will have full authority to make decisions related to the operations of the Finance Department. The Finance Department will include, at a minimum, the following departments: General Accounting, Accounts Payable, Accounts Receivable/Billing, Payroll, Human Resources, Shareholder Relations, and MIS. JRM is recognized as a member of Executive Management, and as such, has authority that supersedes that of subsidiary management personnel. Further, it is the intention of Executive Management for JRM to be elected by the Board of Directors to the position of Treasurer of the Board and appointed as a Board member until elections are held at the next annual meeting of the shareholders.

TERM

This agreement will be for three (3) years. The term will automatically be extended for an additional one (1) year period unless terminated by written notice by NSHS at least 90 days prior to the termination date. However, upon the occurrence of a Change of Control, the term of this agreement shall change to include the following option of JRM. A Change of Control is defined as any of the following: acquisition by third parties; merger; consolidation; sale of more than 50% of assets; liquidation or dissolution of the company; or any person or group becoming the beneficial owner of more than 30% of the stock of NSHS, other than Thomas W. Zaucha, Thomas W. and Alice L. Zaucha, The Zaucha Family Limited Partnership, individually or collectively. In the event of a Change of Control, JRM will have the option of remaining with the company or any surviving company for the term of this agreement or being paid twelve (12) months of pay as severance, following ninety (90) days of employment with the surviving company and written notice of JRM's intent to resign. This agreement may also be amended at any time subject to mutual agreement of JRM and NSHS.

SALARY AND BENEFITS

JRM will be paid at the rate of One Hundred Twenty Five Thousand Dollars ($125,000) per year. This rate of pay may not be reduced without JRM's approval. Increases may be granted at NSHS's discretion. JRM will be entitled to all benefits customary to full time exempt management employees, with the following exceptions: JRM will receive four (4) weeks vacation per year and a mutually agreeable company car or car allowance. JRM will be required to maintain his professional CPA status by completing continuing professional education (CPE) courses as required by the AICPA and PICPA. JRM will direct such CPE toward SEC, tax and related courses that pertain to NSHS areas of activity. CPE related costs will be reimbursed by the company. Upon signing of this agreement, NSHS will grant JRM 100,000 options of NSHS stock at an exercise price of the closing stock price on November 1, 1999, pursuant to the 1997 Stock Option Plan. The options will vest in accordance with the following: 25,000 at the time of signing of this Letter of Employment; 25,000 on the first anniversary date of the signing of this Letter of Employment; 25,000 on the second anniversary date of the signing of this Letter of Employment; and 25,000 on completion of the refinancing of Cerberus Capital Management, LLC Credit Agreement with another lending institution.


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Agreed to this     18th         day of         October               , 1999, by:
              ------------------      ------------------------------


/s/ James R. Martin, C.P.A.                      /s/ Thomas W. Zaucha
---------------------------                      -------------------------------
JAMES R. MARTIN, CPA                             THOMAS W. ZAUCHA
                                                 NORTHSTAR HEALTH SERVICES, INC.


/s/ Denise A. Shildt                             /s/ Denise A. Shildt
---------------------------                      -------------------------------
Witness                                          Witness